UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2016

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Westline Industrial Drive, Suite 200
St Louis, Missouri  63146
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Katy Industries, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at which the Company’s stockholders approved four proposals.  The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting.

Proposal 1

The Company’s stockholders elected four individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes

Daniel B. Carroll	4,231,914	1,364,516	1,160,006

Pamela Carroll Crigler	4,232,155	1,364,275	1,160,006

David J. Feldman	4,178,407	1,418,023	1,160,006

Proposal 2

The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for 2016, as set forth below:

Votes For	Votes Against	Abstentions

6,729,656	21,892	4,888

Proposal 3

The Company’s stockholders approved, on an advisory (non-binding) basis, executive compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,217,549	1,378,357	524	1,160,006

Proposal 4

The Company’s stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on a three-year interval, as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

2,226,144	8,029	3,359,752	2,505	1,160,006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ Curt Kroll
Curt Kroll
Treasurer and Chief Financial Officer

Date: June 1, 2016